Exhibit 10.12

BASE SALARIES FOR NAMED EXECUTIVE OFFICERS OF

STELLARONE CORPORATION

The following are the base salaries (on an annual basis) in effect as of January 1, 2009 of the current named executive officers of StellarOne Corporation:

William P. Heath, Jr. Chairman of the Board	$325,000

O. R. Barham, Jr. President and Chief Executive Officer	$390,000

Jeffrey W. Farrar Executive Vice President and Chief Financial Officer	$205,000

Litz Van Dyke Executive Vice President and Chief Operating Officer	$225,000

Gregory W. Feldmann President and Chief Executive Officer, StellarOne Bank	$225,000